CUSIP No. 372427104	Page 1 2 of 13

Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 13, 2019

POLARIS VENTURE PARTNERS V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

CUSIP No. 372427104	Page 13 of 13

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By: Polaris Venture Management Co. V, L.L.C.

By: *
Managing Member

POLARIS VENTURE MANAGEMENT CO. V, L.L.C.

By: *
Managing Member

JONATHAN A. FLINT

By: *
Jonathan A. Flint

TERRANCE G. MCGUIRE

By: *
Terrance G. McGuire

*By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Attorney-in-Fact

[This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]